Exhibit (a)(1)(v)

                               OFFER TO REPURCHASE

                                       BY

     MBIA CAPITAL/CLAYMORE MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
                                     (MZF)
  TO REPURCHASE FOR CASH UP TO 1,190,339 OF THE ISSUED AND OUTSTANDING COMMON
                         SHARES OF BENEFICIAL INTEREST

                                       AT

                     98% OF NET ASSET VALUE PER COMMON SHARE

         THE OFFER TO REPURCHASE WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
                ON MARCH 12, 2010, UNLESS THE OFFER IS EXTENDED.

            THIS OFFER IS SUBJECT TO IMPORTANT TERMS AND CONDITIONS,
           INCLUDING THE CONDITIONS LISTED IN THE OFFER TO REPURCHASE
            DATED FEBRUARY 11, 2010 AND IN THE LETTER OF TRANSMITTAL
                            DATED FEBRUARY 11, 2010.

To Our Clients:

         Enclosed for your consideration is the Offer to Repurchase, dated February 11, 2010 (the "Offer to Repurchase"), of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, a diversified, closed-end management investment company, organized as a statutory trust under the laws of the state of Delaware (the "Fund"), and a related Letter of Transmittal, dated February 11, 2010 (which together with the Offer to Repurchase constitute the "Offer"), pursuant to which the Fund is offering to repurchase up to 1,190,339 (approximately 15%) of its issued and outstanding common shares of beneficial interest, par value $0.001 per share (the "Common Shares"). As of February 5, 2010, 7,935,591 Common Shares were outstanding. The offer is to repurchase Common Shares in exchange for cash, at a price equal to 98% of the net asset value ("NAV") per Common Share determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE"), the principal market in which the Common Shares are traded, on the business day immediately following the day the offer expires (the "Repurchase Pricing Date"). The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Repurchase and the related Letter of Transmittal. The Offer will expire at 5:00 p.m., Eastern time, on March 12, 2010, unless extended (the "Expiration Date").

         The Offer to Repurchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Common Shares held by us for your account. We are the holder of record of Common Shares held for your account. A TENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

         Your attention is called to the following:

         1. The repurchase price to be paid for the Common Shares will be 98% of the NAV per Common Share determined as of the close of the regular trading session of the NYSE on the Repurchase Pricing Date (March 15, 2010), and will be payable in cash.

         2. The Offer is not conditioned upon any minimum number of Common Shares being tendered by shareholders in the aggregate.

         3. Upon the terms and subject to the conditions of the Offer, the Fund will repurchase all Common Shares validly tendered and not timely withdrawn (up to the total number of Common Shares offered for repurchase) on or prior to 5:00 p.m., Eastern time on the Expiration Date (March 12, 2010).

         4. No fees or commission will be payable to the Fund in connection with the Offer. However, a broker, dealer or other person may charge a fee for processing the transactions on behalf of shareholders.

         5. Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

         An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

         The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

         NEITHER THE FUND NOR ITS BOARD OF TRUSTEES IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING COMMON SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.


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

                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated February 11, 2010, relating to MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (the "Fund"), to repurchase up to 1,190,339 shares of its issued and outstanding common shares of beneficial interest, par value $0.001 per share (the "Common Shares").

         This will instruct you to tender to the Fund the number of Common Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:


                          _______________Common Shares

                 (Enter number of Common Shares to be tendered)


                                    ODD LOTS

         This section is to be completed ONLY if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of not more than 99 Common Shares. The undersigned:

| | Is the beneficial or record owner of an aggregate of not more than 99 Common Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.


                                    SIGN HERE


Account Number:_________________________



Signature:_______________________________


Dated:______________________


_______________________________
_______________________________
_______________________________
Name(s) and Address(es) (Please print.)
_______________________________
Area Code and Telephone Number
_______________________________
Taxpayer Identification Number or Social Security Number.


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